                                                                   Exhibit 8(o)
                                    AMENDMENT TO

                              PARTICIPATION AGREEMENT


     THIS AGREEMENT, made and entered into as of _________________________ ("Agreement"), by and among Merrill Lynch Life Insurance Company, an Arkansas life insurance company ("Insurer"); Alliance Capital Management L.P., a Delaware limited partnership ("Adviser"), the investment adviser of the Fund referred to below; and Alliance Fund Distributors, Inc., a Delaware corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties"),


                                  WITNESSETH THAT:


     WHEREAS Insurer, the Distributor, and the Adviser have entered into a Participation Agreement, (the "Participation Agreement") dated as of December 12, 1996, whereby shares of investment portfolios of Alliance Variable Products Series Fund, Inc. (the "Fund") are made available to serve as the underlying investment medium for variable annuity contracts of Insurer (the "Contracts"); and

     WHEREAS, as of May 1, 1997 Schedule A of the Participation Agreement was amended to provide for the contribution to the Fund of amounts attributable to variable life insurance policies (the "Policies") of Insurer; and

     WHEREAS, the parties now desire to amend Schedule A of the Participation Agreement to make shares of an additional investment portfolio of the Fund available to serve as the underlying investment medium for the Contracts.

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereby amend Schedule A of the Participation Agreement as reflected in the attached schedule to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                                   MERRILL LYNCH LIFE INSURANCE COMPANY

                                   By:
                                      ------------------------------------------
                                       Name:
                                       Title:

                                   ALLIANCE CAPITAL MANAGEMENT L.P.
                                   By: Alliance Capital Management Corporation, its General Partner

                                   By:
                                      ------------------------------------------
                                       Name:
                                       Title:

                                   ALLIANCE FUND DISTRIBUTORS, INC.

                                   By:
                                      ------------------------------------------
                                       Name:
                                       Title:

                                                               As of May 1, 1998


                                     SCHEDULE A

                         ACCOUNTS, POLICIES AND PORTFOLIOS
                       SUBJECT TO THE PARTICIPATION AGREEMENT


      Name of Separate
      Account and Date     Contracts/Policies Funded          Portfolios
  Established by Board of     By Separate Account       Applicable to Policies
         Directors
--------------------------------------------------------------------------------

     Merrill Lynch Life       Merrill Lynch Funds      Premier Growth Portfolio
          Variable              Retirement Plus
      Annuity Separate                                     Quasar Portfolio
         Account A
          (8/6/91)
--------------------------------------------------------------------------------

   Merrill Lynch Variable     Merrill Lynch Funds      Premier Growth Portfolio
   Life Separate Account         Investor Life
         (11/19/90)
                              Merrill Lynch Funds
                               Investor Life Plus

                              Merrill Lynch Funds
                               Estate Investor I

                              Merrill Lynch Funds
                               Estate Investor II
--------------------------------------------------------------------------------

     Merrill Lynch Life       Prime Plan V, VI, 7      Premier Growth Portfolio
       Variable Life
    Separate Account II       Prime Plan Investor
         (11/19/90)
--------------------------------------------------------------------------------